Exhibit 99.1

FOR IMMEDIATE RELEASE
April 16, 2021

Contact:

Dylan Wolin

+1.630.227.2000

Dylan.Wolin@aarcorp.com

AAR Elects Ellen M. Lord to its Board of Directors

Wood Dale, Illinois — AAR (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs and OEMs, announced today that Ellen M. Lord, former Under Secretary of Defense for Acquisition and Sustainment for the United States Department of Defense, has been elected to the Company's Board of Directors, effective immediately.

“Ellen brings significant aerospace and defense expertise as well strong leadership experience from her time as the President and CEO of Textron Systems and most recently as Under Secretary with the U.S. Department of Defense,” said John M. Holmes, AAR President and Chief Executive Officer. “Ellen will bring a valuable perspective to our Board and our Company. We look forward to her contributions and are very pleased to welcome Ellen to AAR.”

Ms. Lord, 61, served as the Under Secretary of Defense for Acquisition and Sustainment for the United States Department of Defense from August 2017 until January 2021. In this role, she was responsible for all matters pertaining to acquisition; developmental testing; contract administration; logistics and materiel readiness; installations and environment; operational energy; chemical, biological, and nuclear weapons; the acquisition workforce; and the defense industrial base. Prior to her government service, Ms. Lord served as the President and Chief Executive Officer of Textron Systems from October 2012 to August 2017, where she led a multi-billion dollar company with products and services supporting defense, homeland security, aerospace and infrastructure protection. Prior to that, she served in other leadership positions at Textron Systems and related companies. Ms. Lord is the former Vice Chairman of the National Defense Industrial Association and has previously served on the boards of the U.S. Naval Institute, the U.S. India Business Council and the Defense Technology Initiative. She was recently appointed to the board of Voyager Space Holdings and serves as an advisor to a number of companies. She earned a Master of Science degree in chemistry from the University of New Hampshire and a Bachelor of Arts degree in chemistry from Connecticut College. Ms. Lord currently is an independent aerospace, defense and industrial consultant.

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About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include Parts Supply; OEM Solutions; Integrated Solutions; and Maintenance, Repair and Overhaul (MRO) Services. AAR’s Expeditionary Services include Mobility Systems operations. Additional information can be found at www.aarcorp.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.